                                                                    Exhibit 11.1
                     ADVANCED MEDICAL, INC. AND SUBSIDIARIES

                   COMPUTATION OF NET (LOSS) INCOME PER SHARE
- --------------------------------------------------------------------------------
                             (DOLLARS IN THOUSANDS)

                                                                         YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------
PRIMARY NET (LOSS) INCOME PER SHARE                                 1993           1994          1995
- -----------------------------------                              ----------     ----------    ----------
  (Loss) income before extraordinary item, cumulative
    effect of change in accounting principle and dividends
    and accretion on mandatorily redeemable preferred stock      $  (2,688)     $   5,677     $  12,277

  Dividends and accretion on mandatorily redeemable
    preferred stock                                                 (1,387)          (874)         (650)
                                                                 ---------      ---------     ---------

  (Loss) income before extraordinary item and cumulative
    effect of change in accounting principle                        (4,075)         4,803        11,627
  Extraordinary item - gain on early retirement of debt                                          15,177
  Cumulative effect of change in accounting principle                3,985
                                                                 ---------      ---------     ---------

  Net (loss) income applicable to common stock                   $     (90)     $   4,803     $  26,804
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------

  Weighted average common shares outstanding (2)                    14,073         14,069        15,755
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------

  Primary net (loss) income per share:
  (Loss) income before extraordinary item and cumulative
    effect of change in accounting principle                     $    (.29)     $     .34     $     .74
  Extraordinary item - gain on early retirement of debt                                             .96
  Cumulative effect of change in accounting principle                  .28
                                                                 ---------      ---------     ---------

  Net (loss) income applicable to common stock                   $    (.01)     $     .34     $    1.70
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------

FULLY DILUTED NET (LOSS) INCOME PER SHARE (1)
- ---------------------------------------------

  Income before extraordinary item, cumulative effect
    of change in accounting principle and dividends and
    accretion on mandatorily redeemable preferred stock                         $   5,677     $  12,277

  Dividends and accretion on mandatorily redeemable
    preferred stock                                                                  (874)         (650)
  Add back interest expense, net of tax, on convertible bonds                         386           684
                                                                                ---------     ---------

Income before extraordinary item                                                    5,189        12,311

  Extraordinary item - gain on early retirement of debt                                          15,177
                                                                                ---------     ---------

    Net income applicable to common stock                                       $   5,189     $  27,488
                                                                                ---------     ---------
                                                                                ---------     ---------

  Weighted average common shares outstanding
    prior to conversion of convertible promissory notes (2)                        14,069        15,907

  Add weighted average shares issued upon conversion
    of convertible promissory notes                                                10,030        17,276
                                                                                ---------     ---------

  Weighted average common shares outstanding                                       24,099        33,183
                                                                                ---------     ---------
                                                                                ---------     ---------

  Fully diluted net income per share:
  Income before extraordinary item                                              $     .22     $     .37
  Extraordinary item - gain on early retirement of debt                                             .46
                                                                                ---------     ---------

  Net income applicable to common stock                                         $     .22     $     .83
                                                                                ---------     ---------
                                                                                ---------     ---------

(1) FULLY DILUTED (LOSS) PER SHARE IS NOT INCLUDED FOR FISCAL YEAR 1993 AS IT IS ANTIDILUTIVE.
(2) INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING AT THE END OF EACH PERIOD.


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